Exhibit 10.61

Translated From Japanese

                          Business Assignment Contract

KDDI (hereinafter called "A") and Global Hotline, Inc. (hereinafter called "B") hereby make an agreement concerning the entrusting and acceptance of obtainment of applications and others relating telecommunication services and so forth (hereinafter called "These Services") as stipulated in the separate sheet.

[The Business]

Article 1 A shall entrust B with the business stipulated in each of the following sections (hereinafter called "The Business") for the purpose of promoting the utilization of These Services and B shall accept it. The details shall be stipulated in the separate sheet.

            (1) Business to obtain the applications for These Services and respond to the customers by telemarketing

            (2) Affairs pertaining to the previous section

[The Course of Accomplishment of Business]

Article 2 A and B shall execute the operation guidebook (inclusive of scripts, guide, and manual) regarding the course of accomplishment of The Business.

            2 B shall accomplish The Business following the operation guidebook in the previous section with the due care of a good manager.

            3 A and B shall determine the goals for obtaining applications concerning The Business. The goals for obtaining applications through The Business shall be set as stipulated in the separate sheet except for the case in which any special agreement is provided in the current contract or other agreement in writing between A and B.

            4 If A recognizes that the methods and others to accomplish The Business by B is inappropriate, or judges that it is difficult to achieve the goals in the previous section, A can request B to improve the methods and so forth to accomplish The Business and B shall have to improve them immediately in response to it.

            5 B shall operate The Business in the areas that A shall designate. A shall be able to designate the areas at any time and B shall accept them immediately.

[Responding to Customers]

Article 3 If the customers directly or indirectly made inquiries of B in its accomplishing The Business, it shall have to immediately report to A on them, respond to and process them on its own responsibility.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY AN "*".

[The Places, Dates, and Timeslots of Accomplishment of The Business]

Article 4 The places, dates, and timeslots of accomplishment of The Business shall be stipulated in the separate sheet.

[The Employees Engaged in The Business]

Article 5 B shall determine its employees to be engaged in The Business (hereinafter called "The Employees engaged in The Business") and notify A of them in writing in the form A shall designate if it requests for them.

            2 B shall, in advance, select a person to take charge of The Business and notify A of it in writing in the form A shall designate. It shall also do the same upon changing it. However, it shall not be allowed to appoint any temporary employee such as a part-timer as the person in charge of it.

            3 A shall determine the methods to accomplish The Business and the other items necessary for B to accomplish it through conferences between the person in charge stipulated in Section 2.

            4 B shall make The Employees engaged in The Business observe the obligations stipulated in the current contract, and take all responsibilities concerning the accomplishment of The Business by The Employees engaged in it. If an Employee engaged in The Business caused damage to A, B should take the responsibility for it jointly with the person in charge of it even if it did not neglect to pay appropriate attention concerning the selection and supervision of him or her.

[Responsibility for the accomplishment of The Business]

Article 6 B shall bear all the responsibility regarding the accomplishment of The Business and if it should receive any protest or complaint from a customer, or if it should cause damage to A or its employees, customers, or the other third parties, or if it should cause a dispute, B shall immediately report it to A and concurrently process all the matters on its own responsibility and at its cost not to cause any trouble to A.

            2 If a customer or another third party should make any appeal, or protest or claim against A proceeding from B's performance to accomplish The Business, B shall defend A from it or cooperate with A to resolve it. In case A should suffer any damage due to this dispute or else, if B is to be blamed for the cause, B shall be liable to compensate A for the damage, and the damages shall be determined through conference between A and B.

[Responsibilities pursuant to Labor Laws]

Article 7 B shall observe the acts and rules in pursuant to the Labor Standards Law, the Workers' Accident Compensation Insurance Law, the Health Insurance Law, the Employment Insurance Law and others, and bear all the responsibilities stipulated in these laws and so forth as an employer or a business operator.

            2 If casualties and/or other accidents occur among employees engaged in The Business, B shall process all the matters on its own responsibility and at its cost not to cause any trouble to A

[Commissions and so forth]

Article 8 The value of accomplishment of The Business by B (hereinafter called "Commissions") shall be determined as provided in the separate sheet except for the case in which any special agreement is provided in the current contract or other agreement in writing between A and B.

            2 B shall claim A for the Commissions of the month mentioned in the previous section in principle by the 5th of the following month by the methods that the both parties have confirmed and A shall pay B the said claim adding to it the equivalent amount to the consumption and local taxes by transferring the payment to the bank account that B designates by the 20th of the month in which A received it. If, however, the said day falls onto a bank holiday, the payment shall be due on the following business day of the bank. Furthermore, B, in the case there are both fixed Commissions that have been closed at the end of the month and variable Commissions determined quantitatively, shall claim A for them separately and A shall, if both parties have confirmed the particular necessity, pay the said Commissions separately.

            3 Commissions can be changed if the contents or the terms and conditions of The Business have been modified, or if other events that may majorly affect the calculation ground of the Commissions have occurred, and thus the necessity to revise the Commissions has been recognized through conferences between A and B.

[Offset]

Article 9 In the case A bears monetary liabilities to B under the current contract, A shall be able to offset the liabilities with B's monetary liabilities (inclusive of the indefinite liabilities) to A under the current contract or other contracts made between the two parties, at any time, irrespective of the due date, without any advance notice or demand.

[Business report]

Article 10 B shall have to report to A regarding the performance status of The Business regularly or on A's request in the formats that A shall separately designate (including the monthly telemarketing performance report).

[Education and training to the Employees engaged in The Business]

Article 11 B shall properly provide education and training to the Employees engaged in The Business during the contract period to let them acquire the knowledge and others that are necessary to accomplish it.

[Prohibition of the transfer of the rights and duties and sub-consignment]

Article 12 B shall not transfer all or part of its rights and duties under the current contract to the third party nor pledge them as collateral for itself or the third party.

            2 B shall not sub-consign The Business to the third party. This shall not apply, however, if A accepts it through advance conferences between A and B.

            3 If B sub-consigned The Business after obtaining the consent provided in the previous section, it should have its sub-consignee comply with its duties stipulated in the current contract, and should be entirely responsible for the sub-consignee's actions.

[Observance obligation]

Article 13 Concerning The Business that B has been consigned, it shall comply with the Telecommunication Business Law and other related laws, and/or the contract stipulations and so forth regarding These Services, and the items to observe in The Business in the separate sheet [2] and sincerely accomplish it.

            2 All the transaction conditions that B shall offer its customers in its accomplishing The Business, shall be in accordance with the contract stipulations and so forth concerning These Services.

[Confidentiality obligation]

Article 14 B must not disclose or leak A's confidential information to the third party that it could learn in connection with concluding or executing the current contract, and it shall not use it for any other purpose but executing the current contract.

            2 B shall hold its board of directors and the Employees engaged in The Business (inclusive of those who retired from either of them, which shall apply hereinafter) under obligation of the confidentiality stipulated in the previous section, and if any of its directors on the board or the Employee engaged in The Business should violate it, it shall be considered to have violated it.

            3 Concerning the information on A's customers, "The memo on the protection of customers' information and the confidentiality" concluded between A and B on January 28th (twenty-eighth), 2009 shall be applied with priority.

[Intellectual property right]

Article 15 The copyright over the manuals and other materials which was made in the process of accomplishing The Business shall solely belong to A. If, however, dissent occurred regarding how to deal with the said copyright, A and B shall sincerely confer on it separately.

[Modification of the Contract]

Article 16 If A intends to change an article of the current contract, it shall notify B of it in writing in advance.

            2 If the writing conveying B's objection to the said modification has not reached A from B within 10 (ten) days after the day on which the notification stipulated in the previous section has reached B, or in the event that B has dealt with The Business involved in the said modification according to the modified contents after the initial date to implement it that B shall designate in its notice of the modification, B shall be considered to have accepted it, and the articles of the current contract concerned shall be thereby considered to have been modified.

            3 If the writing conveying B's objection to the said modification has reached A from B within the period stipulated in the previous section, A and B shall sincerely confer on the pros and cons of the said modification to process and/or resolve it smoothly.

[Termination]

Article 17 A or B, even during the effective period of the current contract, shall be able to terminate it by notifying the other party of it in writing 30 days before the termination date.

            2 In the event that the current contract has been terminated pursuant to the previous section, the Commissions and so forth shall be settled by the methods that A shall designate.

[Cancellation]

Article 18 If A or B should fall into any of the following items, the other party shall be able to cancel the current contract immediately without being required of any procedure, i.e. a notice, demand and so forth.

                (1) Breach of even a single article of the current contract, and the breach has not been corrected despite the other party's demand for correction in an appropriate period of time;

                (2) Dishonesty in connection with the accomplishment of The
                    Business;

                (3) Frequent protests or complaints from customers regarding the accomplishment of The Business due to the matters that B is to be blamed for, which have not been stopped despite the demands to correct them in an appropriate period of time, or if damage has been inflicted to customers due to the matters that B is to be blamed for;

                (4) Court order or notice of seizure, or provisional seizure, or provisional disposition has been sent, or in the case of the receipt of petition for auction, or disposition for tax delinquency;

                (5) Disposition of suspension of payment, or the commencement of bankruptcy procedure, or civil revitalization, or corporate reorganization, or special liquidation;

                (6) An administrative sanction by the competent authorities, or discontinuance of business; (7) Protested bills that were drawn or accepted by either A or B, or dishonored checks that were drawn by either of them;

                (8) Liquidation

                (9) Abasement of the other party's honor and/or credit, or significant damage inflicted to the other party, or such a risk;

                (10) and besides, critical changes in B's assets, credit, or solvency and so forth

            2 If any of the items in the previous section applied, A, or B should be liable to compensate the damage the other party has suffered irrespective of whether the cancellation of the current contract occurred or not, and the amount of compensation should be determined through conference between A and B.

            3 If the current contract was cancelled pursuant to Section 1of this Article, B should abandon its claims for all the payment except for its claim for the due Commissions incurred prior to the cancellation date pursuant to the current contract, without being required of its manifestation of intention, and should not claim A for anything.

[Effective period]

Article 19 The effective period of the current contract shall be from January 26th (twenty-six), 2009 to March 31st (thirty-first), 2009.

[Procedure after the expiry]

Article 20 When the current contract has expired, B shall have to immediately return A all the goods, documents and so forth that A lent pursuant to the current contract.

            2 Even after the expiry of the current contract, Article 5 Section 4, Articles 6, 7, 9, 12, 14, and 15, Article 18 Section 3, Articles 20, and Article 21, shall remain effective.

[Competent Court]

Article 21 Regarding disputes concerning the current contract, the Court with jurisdiction over the location of A's head office shall be the competent court dedicated to the first instance.

[Agenda of conferences]

Article 22 In the case of items that are not stipulated in the current contract or dissent in interpretations of an Article or a Section of the current contract, A and B shall sincerely confer each time and promptly resolve them.

IN WITNESS OF the current contract that has come to effect hereby, two copies of it has been executed, onto which A and B each has put its own signature and seal to be stored to each.

January 28th (twenty-eighth), 2009

A:
/s/ Masaharu Mizunaga      [Seal]
General Manager, FMC Department 4,
FMC Division, KDDI Corpration,
28-8, Honkomagome 2-chome, Bunkyo-ku, Tokyo

B:
/s/ Hideki Anan            [Seal]
CEO, Global Hotline, Inc.
13-12, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

Separate Sheet

[1] These Services

    The Business shall involve the following communication services and so forth:

    (1) Myline and MylinePLUS services

    (2) Services for catching calls from the fixed phones on the mobile phone

    (3) Free call services (4) Other telecommunication services that A shall separately designate

[2] Items to observe in The Business

    B, in acquiring the application forms (inclusive of the CD-ROM to be used for the online applications, which shall be applied hereinafter), shall in principle observe the items stipulated as follows:

    (1) Confirm that the application is intended by the customer.

    (2) Confirm that the application form has been signed off, sealed by the customer who is applying and also that his/her address, name, the contract phone number, and the items that A needs are properly entered.

    (3) If B acquired an application from the customer as a result of its calls, ensure that the address, name, the contract phone number, the application type or the type of charge to apply the customer, and the items that A needs, have been properly entered in the documents that A designates.

    (4) Confirm that the customer has adequate understanding regarding the methods and conditions of its use of the services.

[3] Places to accomplish the business

    B shall mainly accomplish The Business on the following locations:

                8F Hakuho Bldg.
                17-11, Shinjuku 5-chome, Shinjuku-ku, Tokyo

                11F Nishi-Shinjuku Showa Bldg.
                13-12, Nishi-Shinjuku 1-chome, Shinjuku-ku, Tokyo

    B, in accomplishing part of The Business (operations to open lines concerning the applications, which will apply hereinafter), shall practice it in the following location (hereinafter called "A's premises"). Furthermore, in A's premises stipulations in [4] Leases of apparatus and others and [5] Onerous contract shall be complied with.

                Bunkyo Green Call Center Office
                2-28-8 Honkomagome, Bunkyo-ku, Tokyo

[4] Leases of apparatus and others

    A may rent B apparatus and/or equipment and others that A designates (hereinafter "Apparatus and others") with or without charges as A recognizes it to be necessary to accomplish The Business on conditions provided in this sheet or others in writing. In this case, B shall store and use them with the due care of a good manager and shall not use them for any other purposes than accomplishing The Business.

[5] Onerous contract

    1. A shall rent the facilities and others below for the following charges. B shall pay the rent as per A's claim.

                Facility and others                         Rent
        ------------------------------------    ------------------------------
        (1) Operation space (limited to the
            space separately agreed on bet.
            A and B).

        (2) Furniture in the operation space
            in (1).

        (3) Utility, e.g. electricity, gas,        Y* per month (excluding
            and water in the operation space       c-taxes and local taxes)
            in (1).
        (4) Telephone and other telecom-
            munication lines and equipment
            in the operation space in (1).
        ------------------------------------    ------------------------------

    2. B shall transfer the rent for the said facilities and others to A's bank account based on A's claim in accordance with the provision for B's payment. Furthermore, B may set off the payment with the Commissions that B claims A.

[6] Days and time slots and so forth to accomplish the business

    1. The days and time slots for B to accomplish The Business shall be from 9:00 to 18:00, from Monday through Friday (hereinafter called "Business days").

    2. The total hours of operation in each month of the year to accomplish The Business (hereinafter called "Standard hours") shall be as shown in the following table:

        Month of the year         Standard hours
        -----------------         --------------
             January                  * hrs.
             February                 * hrs.
              March                   * hrs.
        -----------------         --------------

    3. If B has to operate differently as stipulated in the previous section for responding to its customers and other reasons, it should so implement after obtaining A's approval in advance.

[7] Goals of The Business

    The goals for obtaining applications provided in Article 2 Section 3 in the current contract shall be as follows:

    1.  Concerning Myline and Myline PLUS:

        From January, 2009 to March, 2009: * lines

    The goals for obtaining applications shall count only Myline and Myline PLUS that were opened.

    2.  Others: None

[8] Standard for the payment of commission fees

    1.  Commissions

    The monthly fixed amount is determined as part of Commissions (excluding consumption taxes and local taxes) concerning The Business as follows:

                                                  Monthly amount
    ---------------------------   ----------------------------------------------
                                  Basic Commissions (including onerous contract)
           January, 2009                       Y* (excluding taxes)
                                               (Y* including taxes)
    ---------------------------   ----------------------------------------------
           February, 2009                      Y* (excluding taxes)
                                               (Y* including taxes)
    ---------------------------   ----------------------------------------------
           March, 2009                         Y* (excluding taxes)
                                               (Y* including taxes)
    ---------------------------   ----------------------------------------------

    2. Irrespective of the provision in the previous section, if the total hours of operation (with less than 15 minutes omitted: Hereinafter called "Actual hours of operation") was under the Standard hours, the amount of the Commissions (excluding consumption taxes and local taxes) for the month shall be calculated using the following formula:

        (Amount of Commissions) = The amount of Commissions of the month x (Actual hrs. of operation) / (Standard hrs.)

    3. Measurement of Actual hours of operation shall follow the methods that A and B shall agree on separately from the current contract. Furthermore, regarding the number of hours that A has admitted to be appropriate to accomplish The Business, it can be included in the Actual hours of operation.

    4. B, on each business day, shall report A the total Actual hours of operation in the booths spent for The Business on the previous business day. In the case that B implemented The Business on other days than business days based on Section 3 under [4], it should make the report on the following business day.

    5. A shall be able to audit B's books/ledgers, records and so forth as many times as it may wish to examine whether or not the contents reported from B pursuant to the previous Section is correct after notifying B of its auditing in advance.

    6. Even if the total Actual hours of operation in each month was longer than the Standard hours for each month of the year, the amount of Commissions stipulated in the Section 1 shall not be changed.